Exhibit 99.1
Intapp Announces Third Quarter Fiscal Year 2026 Financial Results
•Third quarter SaaS revenue of $107.9 million, up 27% year-over-year
•Cloud annual recurring revenue (“ARR”) of $459.3 million, up 31% year-over-year
•Trailing twelve months’ cloud net revenue retention rate as of March 31, 2026 was 123%
PALO ALTO, Calif., May 5, 2026 – Intapp, Inc. (NASDAQ: INTA), the leading governed AI platform for professional firms in highly regulated industries, announced financial results for its fiscal third quarter ended March 31, 2026. Intapp also provided its outlook for the fourth quarter and the full fiscal year 2026.
“I am pleased to report solid third-quarter results, adding new clients in multiple sectors and expanding the product mix in others,” said John Hall, CEO of Intapp. “We also released the details of Celeste, our firmwide agentic AI platform, that is already driving increased interest across all our clients.”
Third Quarter of Fiscal Year 2026 Financial Highlights
•SaaS revenue was $107.9 million, a 27% year-over-year increase compared to the third quarter of fiscal year 2025.
•Total revenue was $146.0 million, a 13% year-over-year increase compared to the third quarter of fiscal year 2025.
•Cloud ARR was $459.3 million as of March 31, 2026, a 31% year-over-year increase compared to Cloud ARR as of March 31, 2025. Cloud ARR represented 82% of total ARR as of March 31, 2026, compared to 77% as of March 31, 2025.
•Total ARR was $559.9 million as of March 31, 2026, a 23% year-over-year increase compared to total ARR as of March 31, 2025.
•GAAP operating loss was $(14.2) million, compared to a GAAP operating loss of $(5.7) million in the third quarter of fiscal year 2025.
•Non-GAAP operating income was $25.7 million, compared to a non-GAAP operating income of $20.3 million in the third quarter of fiscal year 2025.
•GAAP net loss was $(15.5) million, compared to a GAAP net loss of $(3.0) million in the third quarter of fiscal year 2025.
•Non-GAAP net income was $23.7 million, compared to a non-GAAP net income of $21.7 million in the third quarter of fiscal year 2025.
•GAAP net loss per share was $(0.20), compared to a GAAP net loss per share of $(0.04) in the third quarter of fiscal year 2025.
•Non-GAAP diluted net income per share was $0.29, compared to a non-GAAP diluted net income per share of $0.26 in the third quarter of fiscal year 2025.
•Cash and cash equivalents were $146.8 million as of March 31, 2026, compared to $313.1 million as of June 30, 2025.
•For the nine months ended March 31, 2026, net cash provided by operating activities was $100.6 million, compared to net cash provided by operating activities of $85.2 million for the nine months ended March 31, 2025.

•For the nine months ended March 31, 2026, we repurchased 7.3 million shares of our common stock for an aggregate amount of $250.1 million, including broker fees.
Business Highlights
•As of March 31, 2026, we served more than 1,375 clients with contracts greater than $50,000 of ARR, including 858 clients with contracts greater than $100,000 of ARR.
•We upsold and cross-sold our existing clients such that our trailing twelve months’ cloud net revenue retention rate as of March 31, 2026 was 123%.
•We held our annual product event, Intapp Amplify, where we announced the latest advancement in our AI-powered solutions: Celeste, a firmwide agentic AI platform purpose-built for professional firms.
•We announced plans to work with Anthropic, enabling Intapp to build industry-specific agents powered by Claude.
•We announced plans to work with Harvey, enabling Intapp to bring our industry-standard ethical wall enforcement directly into their platform.
•Ropes & Gray, a global law firm, chose DealCloud to accelerate their business development activity, and Celeste to help drive their agentic strategy.
•We continued to add new clients, including Essential Properties, an internally managed REIT, and Mauldin & Jenkins, a Top 100 Accounting Firm.

Fiscal 2026 Outlook
	Fourth Quarter	Fiscal Year
(in millions, except per share data)
SaaS revenue	$113.1 - $114.1	$421.0 - $422.0
Total revenue	$149.1 - $150.1	$574.3 - $575.3
Non-GAAP operating income	$28.4 - $29.4	$102.7 - $103.7
Non-GAAP diluted net income per share	$0.36 - $0.38	$1.22 - $1.24
The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
The information presented in this press release includes non-GAAP financial measures such as “non-GAAP operating income,” “non-GAAP net income,” and “non-GAAP diluted net income per share.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

The guidance regarding non-GAAP operating income excludes known pre-tax charges related to estimated stock-based compensation of $30.2 million for the fourth quarter of fiscal year 2026 and $119.3 million for fiscal year 2026 and amortization of intangible assets of $2.0 million for the fourth quarter of fiscal year 2026 and $10.6 million for fiscal year 2026. The guidance regarding non-GAAP diluted net income per share excludes known pre-tax charges related to estimated stock-based compensation of $0.38 per share for the fourth quarter of fiscal year 2026 and $1.46 per share for fiscal year 2026 and amortization of intangible assets of $0.03 per share for the fourth quarter of fiscal year 2026 and $0.13 per share for fiscal year 2026. The Company has not included a quantitative reconciliation of its guidance for non-GAAP operating income and non-GAAP diluted net income per share to their most directly comparable GAAP financial measures, other than stock-based compensation and amortization of intangible assets, because certain of these reconciling items, including expenses associated with acquisition-related contingent and deferred liabilities, transaction costs, restructuring and other costs, foreign currency impact from dissolution of subsidiary, asset impairments and income tax effect of non-GAAP adjustments, could be highly variable and cannot be reasonably predicted without unreasonable effort. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control and the amounts of associated reconciling items. Please note that the unavailable reconciling items could significantly impact the Company’s GAAP operating results.
Corporate Presentation
A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.
Webcast
Intapp will host a conference call for analysts and investors on Tuesday, May 5, 2026, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.
About Intapp
Intapp is the governed AI platform for professional firms in highly regulated industries. Intapp’s vertically tailored agentic solutions are built for the specialized workflows, complex relationship networks, and professional compliance requirements of accounting, consulting, investment banking, law, private capital, and real assets firms. By applying Firm AI to core processes and data, Intapp helps partners, dealmakers, and advisors drive firm growth, manage compliance, and improve profitability.

Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full fiscal year 2026, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events on the U.S. and global economies, our business, our employees, our results of operations, our financial condition, demand for our products, sales and implementation cycles, and the health of our clients’ and partners’ businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries; the effect on our customers of the imposition of additional tariffs, duties, or taxes, changes to existing trade agreements, and other charges or barriers to trade and any resulting impact to global stock markets, foreign currency exchange rates, and existing inflationary pressures; the length and variability of our sales cycle; our ability to attract and retain clients; our ability to attract and retain talent; our ability to compete in highly competitive markets, including AI products; our ability to manage the implementation of AI into our products and services and to comply with U.S. and global laws and regulations regarding AI; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; the successful assimilation or integration of the businesses, technologies, services, products, personnel or operations of acquired companies; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted net income per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, expenses associated with acquisition-related contingent and deferred liabilities, transaction costs, restructuring and other costs, foreign currency impact from dissolution of subsidiary, asset impairments and the income tax effect of non-GAAP adjustments. Stock-based compensation includes the net effects of capitalization and amortization of stock-based compensation related to capitalized internal-use software costs. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Free cash flow is a non-GAAP financial measure, and a supplemental liquidity measure that management uses to evaluate our core operating business and our ability to meet our current and future financing and investing needs. It consists of net cash provided by operating activities less cash paid for purchases of property and equipment. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.
Other metrics include total ARR, Cloud ARR and Cloud net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premise license contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365. Cloud net revenue retention rate is the portion of our net revenue retention rate, which represents the net revenue retention of our SaaS contracts. We calculate Cloud net revenue retention by starting with the Cloud ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period Cloud ARR. We then calculate the Cloud ARR from these same clients as of the current fiscal period, or current period Cloud ARR. We then divide the current period Cloud ARR by the prior period Cloud ARR to calculate the Cloud net revenue retention.
We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization of intangible assets, expenses associated with acquisition-related contingent and deferred liabilities, transaction costs, restructuring and other costs, foreign currency impact from dissolution of subsidiary, asset impairments and the income tax effect of non-GAAP adjustments. Non-GAAP diluted net income per share is calculated by dividing non-GAAP net income by the estimated diluted weighted average shares outstanding for the period.
Investor Contact
David Trone
Senior Vice President, Investor Relations
Intapp, Inc.
ir@intapp.com
Media Contact
Jen Mara
Senior Director, Brand Strategy and Communications
Intapp, Inc.
press@intapp.com

INTAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Revenues:
SaaS	$107,867	$84,910	$307,849	$241,762
License	24,793	31,684	79,429	88,193
Professional services	13,377	12,473	37,994	39,126
Total revenues	146,037	129,067	425,272	369,081
Cost of revenues:
SaaS	18,998	16,897	55,100	48,507
License	1,447	1,511	4,363	4,893
Professional services	15,081	14,253	46,329	43,666
Total cost of revenues	35,526	32,661	105,792	97,066
Gross profit	110,511	96,406	319,480	272,015
Gross margin	75.7%	74.7%	75.1%	73.7%
Operating expenses:
Research and development	44,144	34,089	124,361	99,841
Sales and marketing	52,550	42,258	148,027	120,809
General and administrative	28,063	25,761	82,970	74,507
Total operating expenses	124,757	102,108	355,358	295,157
Operating loss	(14,246)	(5,702)	(35,878)	(23,142)
Interest and other (expense) income, net	(166)	3,384	2,808	6,604
Net loss before income taxes	(14,412)	(2,318)	(33,070)	(16,538)
Income tax expense	(1,083)	(634)	(2,712)	(1,151)
Net loss	$(15,495)	$(2,952)	$(35,782)	$(17,689)
Net loss per share, basic and diluted	$(0.20)	$(0.04)	$(0.44)	$(0.23)
Weighted-average shares used to compute net loss per share, basic and diluted	78,872	79,890	80,613	77,856

INTAPP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2026	June 30, 2025
Assets
Current assets:
Cash and cash equivalents	$146,823	$313,109
Restricted cash	200	200
Accounts receivable, net	80,380	89,667
Unbilled receivables, net	12,058	19,462
Other receivables, net	4,650	5,866
Prepaid expenses	12,978	11,971
Deferred commissions, current	18,654	15,605
Total current assets	275,743	455,880
Property and equipment, net	25,993	23,157
Operating lease right-of-use assets	16,678	18,139
Goodwill	326,101	326,260
Intangible assets, net	32,189	40,699
Deferred commissions, noncurrent	21,554	20,761
Other assets	10,882	9,265
Total assets	$709,140	$894,161
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,802	$16,497
Accrued compensation	43,748	51,654
Accrued expenses	7,314	12,647
Deferred revenue, net	278,414	256,994
Other current liabilities	13,264	12,066
Total current liabilities	360,542	349,858
Deferred tax liabilities	1,210	1,716
Deferred revenue, noncurrent	3,400	2,002
Operating lease liabilities, noncurrent	13,929	16,114
Other liabilities	9,858	4,706
Total liabilities	388,939	374,396
Stockholders’ equity:
Common stock	77	82
Additional paid-in capital	1,112,363	1,025,712
Accumulated other comprehensive loss	—	(630)
Accumulated deficit	(792,239)	(505,399)
Total stockholders’ equity	320,201	519,765
Total liabilities and stockholders’ equity	$709,140	$894,161

INTAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Cash Flows from Operating Activities:
Net loss	$(15,495)	$(2,952)	$(35,782)	$(17,689)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,696	4,153	13,917	12,992
Amortization of operating lease right-of-use assets	1,661	1,228	4,608	3,786
Accounts receivable allowances	385	669	1,213	1,492
Stock-based compensation	31,111	22,715	89,095	68,115
Change in fair value of contingent consideration	6	—	506	(1,004)
Deferred income taxes	(204)	(311)	(501)	(385)
Foreign currency impact from dissolution of subsidiary	—	—	799	—
Asset impairments	—	—	1,351	—
Other	70	260	146	336
Changes in operating assets and liabilities:
Accounts receivable	38,919	24,973	8,769	31,438
Unbilled receivables, current	3,407	(3,780)	7,404	(4,266)
Prepaid expenses and other assets	(1,614)	(1,700)	254	(6,701)
Deferred commissions	(1,491)	861	(3,842)	696
Accounts payable and accrued liabilities	6,731	6,683	(12,561)	(1,192)
Deferred revenue, net	(5,270)	(15,517)	22,818	(8)
Operating lease liabilities	(1,826)	(1,009)	(4,911)	(3,684)
Other liabilities	2,830	(772)	7,309	1,260
Net cash provided by operating activities	63,916	35,501	100,592	85,186
Cash Flows from Investing Activities:
Purchases of property and equipment	(562)	(379)	(1,784)	(795)
Capitalized internal-use software costs	(2,057)	(2,046)	(6,468)	(5,495)
Business combinations, net of cash acquired	—	—	(9)	(897)
Purchase of strategic investments	—	—	(2,990)	—
Net cash used in financing activities	(2,619)	(2,425)	(11,251)	(7,187)
Cash Flows from Financing Activities:
Proceeds from stock option exercises	1,224	3,555	9,358	36,139
Proceeds from employee stock purchase plan	—	—	2,153	1,970
Payments related to tax withholding for vested equity awards	(5,850)	—	(14,408)	—
Payments of contingent consideration and holdback associated with acquisitions	(433)	—	(1,669)	(2,410)
Repurchases of common stock	(100,078)	—	(250,146)	—
Net cash (used in) provided by financing activities	(105,137)	3,555	(254,712)	35,699
Effect of foreign currency exchange rate changes on cash and cash equivalents	(489)	944	(915)	1,138
Net (decrease) increase in cash, cash equivalents and restricted cash	(44,329)	37,575	(166,286)	114,836
Cash, cash equivalents and restricted cash - beginning of period	191,352	285,831	313,309	208,570
Cash, cash equivalents and restricted cash - end of period	$147,023	$323,406	$147,023	$323,406

INTAPP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share data and percentages)
The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
Non-GAAP Gross Profit

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
GAAP gross profit	$110,511	$96,406	$319,480	$272,015
Adjusted to exclude the following:
Stock-based compensation	2,648	2,619	7,683	7,553
Amortization of intangible assets	1,711	1,509	5,132	4,589
Restructuring and other costs (1)	139	40	213	102
Non-GAAP gross profit	$115,009	$100,574	$332,508	$284,259
Non-GAAP gross margin	78.8%	77.9%	78.2%	77.0%

Non-GAAP Operating Expenses

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
GAAP research and development	$44,144	$34,089	$124,361	$99,841
Stock-based compensation	(9,864)	(6,381)	(26,485)	(17,805)
Expenses associated with acquisition-related contingent and deferred liabilities (2)	(1,015)	—	(2,695)	—
Restructuring and other costs (1)	(3,478)	(9)	(3,918)	(171)
Non-GAAP research and development	$29,787	$27,699	$91,263	$81,865

GAAP sales and marketing	$52,550	$42,258	$148,027	$120,809
Stock-based compensation	(9,027)	(6,267)	(26,204)	(19,237)
Amortization of intangible assets	(1,101)	(1,038)	(3,303)	(3,574)
Expenses associated with acquisition-related contingent and deferred liabilities (2)	(1,014)	—	(2,694)	—
Restructuring and other costs (1)	(27)	(88)	(73)	(88)
Non-GAAP sales and marketing	$41,381	$34,865	$115,753	$97,910

GAAP general and administrative	$28,063	$25,761	$82,970	$74,507
Stock-based compensation	(9,572)	(7,448)	(28,723)	(23,520)
Amortization of intangible assets	(56)	(162)	(170)	(488)
Expenses associated with acquisition-related contingent and deferred liabilities (2)	—	—	(562)	1,004
Transaction costs (3)	(63)	(394)	(624)	(1,058)
Restructuring and other costs (1)	(235)	—	(368)	(236)
Asset impairments (4)	—	—	(1,351)	—
Non-GAAP general and administrative	$18,137	$17,757	$51,172	$50,209
Non-GAAP Operating Income

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
GAAP operating loss	$(14,246)	$(5,702)	$(35,878)	$(23,142)
Adjusted to exclude the following:
Stock-based compensation	31,111	22,715	89,095	68,115
Amortization of intangible assets	2,868	2,709	8,605	8,651
Expenses associated with acquisition-related contingent and deferred liabilities (2)	2,029	—	5,951	(1,004)
Transaction costs (3)	63	394	624	1,058
Restructuring and other costs (1)	3,879	137	4,572	597
Asset impairments (4)	—	—	1,351	—
Non-GAAP operating income	$25,704	$20,253	$74,320	$54,275

Non-GAAP Net Income

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
GAAP net loss	$(15,495)	$(2,952)	$(35,782)	$(17,689)
Adjusted to exclude the following:
Stock-based compensation	31,111	22,715	89,095	68,115
Amortization of intangible assets	2,868	2,709	8,605	8,651
Expenses associated with acquisition-related contingent and deferred liabilities (2)	2,029	—	5,951	(1,004)
Transaction costs (3)	63	394	624	1,058
Restructuring and other costs (1)	3,879	137	4,572	597
Foreign currency impact from dissolution of subsidiary	—	—	799	—
Asset impairments (4)	—	—	1,351	—
Income tax effect of non-GAAP adjustments	(770)	(1,320)	(3,319)	(3,833)
Non-GAAP net income	$23,685	$21,683	$71,896	$55,895

GAAP net loss per share, basic and diluted	$(0.20)	$(0.04)	$(0.44)	$(0.23)
Non-GAAP net income per share, diluted	$0.29	$0.26	$0.87	$0.67

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	78,872	79,890	80,613	77,856
Weighted-average shares used to compute non-GAAP net income per share, diluted	80,440	84,933	82,729	83,449
Free Cash Flow

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Net cash provided by operating activities	$63,916	$35,501	$100,592	$85,186
Adjusted for the following cash outlay:
Purchases of property and equipment	(562)	(379)	(1,784)	(795)
Free cash flow	$63,354	$35,122	$98,808	$84,391
(1)Consists of employee severance and related benefits and other costs primarily in connection with deferred consideration and contingent consideration as a result of acceleration and waiver of certain service and performance conditions. This also consists of reclassification of outstanding prior year accrual that was previously not included as a non-GAAP adjustment.
(2) Consists of incremental costs, which may include, fair value adjustments on contingent liabilities and compensation expenses related to compensation arrangements entered into concurrent with the closing of an acquisition that will become payable, if at all, only upon the achievement of certain performance milestones.
(3) Consists of costs related to a legal settlement incurred in connection with an acquisition, acquisition-related transaction costs and acquisition termination costs.
(4) Consists of impairment costs related to capitalized cloud computing implementation costs from our digital transformation initiative.